Exhibit 99

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s International, Inc. announces fourth-quarter sales

•	Tim Hortons posts strong results in Canada and United States

Progress on strategic initiatives continues

•	Key steps under way to improve the Company’s performance

•	Management will discuss update to comprehensive plan during Analyst and Investor meeting on February 6

DUBLIN, Ohio (January 6, 2006) – Wendy’s International, Inc. (NYSE: WEN) today announced its fourth quarter same-store sales and provided an update on continued progress with its strategic initiatives.

Fourth-quarter sales

The Company announced preliminary same-store sales results for the fourth quarter, which ended on Sunday, January 1, 2006:

•	Tim Hortons® fourth-quarter same-store sales increased 5.8% at restaurants in Canada and 6.7% in the United States.

•	Wendy’s® same-store sales decreased 2.9% at U.S. company stores and 1.9% at U.S. franchised restaurants.

•	Baja Fresh® Mexican Grill’s system same-store sales declined 2.9%.

Tim Hortons introduced during the fourth quarter its new Hot Smoothee, a hot beverage available in five flavors: Butter Caramel, French Vanilla, Hazelnut, Orange and Raspberry. Tim Hortons also promoted its Hearty Vegetable Soup and Turkey Sandwich combo in October, Southwest Chicken Sandwich combo in November, and Holiday merchandise in December. The January promotions are Yogurt and Berries (in Canada) and a Coffee and Bagel combo (in the U.S.).

Wendy’s began new national marketing for its Super Value Menu™ on December 28. The menu will feature a Junior Bacon Cheeseburger, Yogurt and Granola, and several other items at 99 cents. The menu will also include a new 99-cent junior barbeque cheeseburger. In February, Wendy’s will test its new jalapeno double-melt hamburgers and a 99-cent chicken sandwich.

Fourth-Quarter Same-Store Sales Summary

	4Q 2005	4Q 2004	2005 YTD
Wendy’s U.S. Company	-2.9%	-4.3%	-3.7%
Wendy’s U.S. Franchise	-1.9%	-4.0%	-3.1%
Tim Hortons Canada	5.8%	6.6%	5.2%
Tim Hortons U.S.	6.7%	9.1%	7.0%
Baja Fresh System	-2.9%	-6.1%	-3.7%

Strategic Initiatives Update

Over the past four months, the Company successfully completed several strategic initiatives. The Company announced these initiatives on July 29, 2005.

“We have a comprehensive plan to deliver value for shareholders today, tomorrow and longer term, and we are executing it,” said Chairman and CEO Jack Schuessler. “Our strategic initiatives are right on track with our original timeline.

“We are committed to improving the results of our Wendy’s brand,” continued Schuessler. “While we are focused on improving sales, our brand remains one of the strongest in the quick-service restaurant industry with average unit sales at company restaurants of more than $1.35 million. That is one of the highest AUVs in the industry.”

The strategic initiatives include the following:

•	August 16 – Share Repurchase: Completed a two million-share, $98 million accelerated share repurchase (ASR) program.

•	December 1 – Tim Hortons IPO: Filed a Form S-1 registration statement with the United States Securities and Exchange Commission for a 15 to 18 percent initial public offering (IPO) of Tim Hortons Inc. The Company plans to list Tim Hortons shares on the New York Stock Exchange and the Toronto Stock Exchange. The trading symbol will be THI. Assuming a successful IPO for Tim Hortons in March, the Company anticipates that a spin-off would occur as soon as practical, which is expected to be within 9 to 18 months, depending on market conditions.

“We are focused on completing the IPO in order to establish a trading value for Tim Hortons in 2006,” said Schuessler. “We are committed to a seamless transition for Tim Hortons to become a standalone company, while preserving a tax-efficient transaction for Wendy’s shareholders.

“Assuming a spin-off occurs, we recognize that Wendy’s will be a different company,” said Schuessler. “We are already evolving our comprehensive plan and will discuss this more during our investor meeting on February 6.”

•	December 15 – Debt Repayment: Paid off $100 million in 6.35% notes.

•	Second half of 2005 – Sale of Real Estate: Sold approximately 175 real estate properties to franchisees and third parties, which resulted in a pretax gain of approximately $64 million and approximately $169 million in cash proceeds. These gains will be offset by goodwill impairment, asset impairment and store closing charges of approximately $80 to $95 million in the fourth quarter.

•	Fourth quarter of 2005 – Closed Underperforming Stores: Closed more than 40 underperforming Wendy’s restaurants that were negatively impacting profits and returns.

•	December 29 – Share Repurchase: Completed a 3.75 million-share, $207 million accelerated share repurchase.

•	2005 – Slowed New Restaurant Development: The Company slowed Wendy’s new restaurant development in 2005.

•	Future – Refranchising: The Company continues to anticipate the franchising of 250 to 450 Company-owned Wendy’s stores over the next one to three years, which is expected to generate gains.

Conference call scheduled for 8:30 a.m. today (January 6, 2006)

The Company will host a brief conference call to discuss progress on its strategic initiatives at 8:30 a.m. today. The Company will not host a question-and-answer session as part of this call. Investors and the public may participate in the call in either of the following ways:

•	Phone call: The dial-in number is (877) 572-6014 (domestic) or (706) 679-4852 (international). No need to register in advance.

•	Simultaneous Web Cast: Available at www.wendys-invest.com. The call will also be archived on the site.

Company to release 2005 results on February 3, 2006
Management plans to host investor meeting on February 6, 2006

The Company plans to release its year-end results at 8 a.m. on Friday, Feb. 3, 2006. Management plans to host a meeting for the investment community at 9 a.m. on Monday, Feb. 6, 2006 at the Mandarin Oriental Hotel in New York City.

Chairman and Chief Executive Officer Jack Schuessler, Chief Financial Officer Kerrii Anderson, Chief Marketing Officer Ian Rowden, and Senior Vice President of Investor Relations and Financial Communications John Barker will represent the Company at the meeting. The Company plans to discuss its strategic initiatives, 2005 results and 2006 outlook. Interested parties can participate in the meeting in any one of three ways:

•	Attend in person at the Mandarin Oriental Hotel: RSVP to Karren Martin-Huth at 614-764-3138 or karren_martin-huth@wendys.com by Monday, January 30.

•	Via simultaneous conference call: The dial-in number is 877-572-6014 (domestic) or 706-679-4852 (international). No need to register in advance.

•	A simultaneous web cast will be available at www.wendys-invest.com; the call will be archived at that site.

Monthly Same-Store Sales Summary for October, November and December*

	Oct. 2005	Oct. 2004	Nov. 2005	Nov. 2004	Dec. 2005	Dec. 2004
Wendy’s U.S. Company	-2.1%	-5.8%	-2.4%	-5.3%	-4.0%	-2.1%
Wendy’s U.S. Franchise	-1.0%	-5.2%	-1.6%	-4.6%	-3.3%	-2.0%
Tim Hortons Canada	4.2%	6.4%	5.6%	6.7%	8.3%	6.6%
Tim Hortons U.S.	5.5%	9.0%	6.1%	8.2%	9.1%	9.8%

*For the October, November and December sales periods ended Nov. 6, Dec. 4, and Jan. 1, respectively.

Tim Hortons IPO statement

A registration statement relating to Tim Hortons Inc. securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,800 total restaurants and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company also has investments in two additional quality brands – Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Tim Hortons IPO. A Form S-1 registration statement has been filed with the Securities and Exchange Commission as part of the Company’s strategic initiative to sell 15-18% of Tim Hortons in an initial public offering (“IPO”); however, the registration statement has not yet become effective. Changes in Tim Hortons’ business results or market conditions, as well as other factors, could affect the decision to proceed with the IPO. In addition, numerous risks to the Company are inherent in the contemplated IPO. For example, the Company cannot predict the price or demand for the common shares to be sold, and the Company cannot make any assurance of the successful completion of the IPO. Among other things, these factors may affect the aggregate proceeds that the Company may receive in the IPO. During the registration process, the Company will devote resources to completing the IPO, which may divert the attention of the Company and its management team from the operation of its business. Similarly, the Company expects to incur costs of counsel, accountants, underwriters and other advisors during the IPO. The Company may not achieve the operational and financial efficiencies anticipated as part of the IPO.

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.